Exhibit 99.(g)(3)

DATE:

State Street Bank and Trust Company

1 Congress Street

Boston, MA 02114-2016

Attention: Scott Cheshier

Telephone: 360-672-7689

Re: VENERABLE VARIABLE INSURANCE TRUST (the “Trust”)

Ladies and Gentlemen:

Please be advised that the undersigned Trust has established new series of funds, respectively (the “Funds”) been incorporated and registered as a management investment company under the Investment Company Act of 1940, as amended.

In accordance with Section 20.6, the Additional Funds and Portfolios provision, of the MASTER CUSTODIAN AGREEMENT dated as of November 16, 2023, as amended, modified, or supplemented from time to time (the “Agreement”), by and among each registered investment company party thereto, and State Street Bank and Trust Company (“State Street”), the undersigned Trust hereby requests that State Street act as Custodian for the new Funds under the terms of the Agreement, and that Appendix A to the Agreement is hereby amended and restated as set forth on Exhibit A attached hereto in connection with such request, the undersigned Trust hereby confirms, as of the date hereof, its representations and warranties set forth in Section 20.7.1 of the Agreement.

Please indicate your acceptance of the foregoing by executing this letter agreement and returning a copy to the Trust.

Sincerely,

VENERABLE VARIABLE INSURANCE TRUST
on behalf of:

Venerable International Equity Fund

Venerable Government Money Market Fund

Venerable Real Estate Fund

Venerable Inflation Focused Fund

By:
Name:
Title:

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:
Name:
Title:

Effective Date:

Appendix A

Venerable High Yield Fund

Venerable Large Cap Index Fund

Venerable Moderate Allocation Fund

Venerable Strategic Bond Fund

Venerable US Large Cap Core Equity Fund

Venerable US Large Cap Strategic Equity Fund

Venerable Emerging Markets Equity Fund

Venerable World Equity Fund

Venerable US Small Cap Fund

Venerable International Index Fund

Venerable Mid Cap Index Fund

Venerable Small Cap Index Fund

Venerable Bond Index Fund

Venerable Intermediate Corporate Bond Index Fund

Venerable World Conservative Allocation Fund

Venerable World Moderate Allocation Fund

Venerable World Appreciation Allocation Fund

Venerable Conservative Allocation Fund

Venerable Conservative Appreciation Allocation Fund

Venerable Moderate Appreciation Allocation Fund

Venerable Appreciation Allocation Fund

Venerable International equity Fund

Venerable Government Money Market Fund

Venerable Real Estate Fund

Venerable Inflation Focused Fund